Exhibit 3.1

BY-LAWS

OF

ANADARKO PETROLEUM CORPORATION

Amended and Restated effective November 14, 2017

BY-LAWS

OF

ANADARKO PETROLEUM CORPORATION

ii

BY-LAWS

OF

ANADARKO PETROLEUM CORPORATION

ARTICLE I
OFFICE AND RECORDS

1.1.    The Corporation shall maintain a registered office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may from time to time be designated by the Board of Directors of the Corporation (hereinafter the “Board” or the “Board of Directors”).

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1.    All meetings of the stockholders of the Corporation shall be held at such place or places, if any, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

2.2.    The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws. The Corporation may postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3.    Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board, the Chairman of the Board, the Chief Executive Officer or the President, but such special meetings may not be called by any other person or persons. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate. The Corporation may postpone, recess, adjourn, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

2.4.    Whenever stockholders are required or permitted to take any action at a meeting, a notice of meeting of stockholders shall be given that shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof. Unless otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the notice of any such meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting.

2.5.    Unless otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present either in person or by proxy, shall constitute a quorum at such meeting. Whether or not a quorum is present, the person presiding over the meeting or the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6.    Except as otherwise provided by or pursuant to the provisions of the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled, for each share held of record on the record date for determining the stockholders entitled to vote at such meeting, to one vote for each share of stock held by such stockholder who has voting power on the question. Except as otherwise provided by these By-Laws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.6 of these By-Laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Risk Committee, or such other committee designated by the Board of Directors pursuant to these By-laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission (the “SEC”)) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

All other matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Restated Certificate of Incorporation,

these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote at the meeting present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Elections of directors need not be by ballot; provided however, that by resolution duly adopted by the Board, a vote by ballot may be required.

2.7.    Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

2.8.    The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
2.9.    Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 2.9 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 2.9 as to such business or nomination, or (d) by any Eligible Stockholder (as defined in paragraph (C)(2) of this Section 2.9) whose Stockholder Nominee (as defined in paragraph (C)(1) of this Section 2.9) is included in the Corporation’s proxy materials for the relevant annual meeting. Clauses (c) and (d) of the foregoing sentence shall be the exclusive means for a stockholder to make director nominations, and clause (c) of the foregoing sentence shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)    Without qualification, for nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, such stockholder’s notice shall be delivered by mail to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment, recess or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice must: (a) set forth, as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and their respective affiliates or associates or others acting in concert therewith (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith; (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, and their respective affiliates or associates or others acting in concert therewith (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of any security of the Corporation, and any contract, arrangement, understanding, relationship or otherwise, the purpose or effect of which is to increase or decrease the voting power of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (D) any short interest in any security of the Corporation (for purposes of this Section 2.9 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or the nomination; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination, such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and a description of any other agreements, arrangements and understandings between or among such stockholder, such beneficial owner, any of their respective affiliates or associates or others acting in concert therewith, and any other person or persons (including their names) in connection with the nomination by such stockholder; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.10. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to the independence, or lack thereof, of such nominee.

(3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten days (10) days prior to the last day a stockholder may deliver a notice pursuant to paragraph (A)(2) of this Section 2.9, a stockholder’s notice required by paragraph (A)(2) of this Section 2.9 shall also be considered timely for nominations pursuant to clause (c) of paragraph (A)(1) of this Section 2.9, but only with respect to nominees for the additional directorships, if it shall be delivered by mail to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall an increase in the number of directors to be elected at an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice (as defined below) under paragraph (C) of this Section 2.9.

(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this Section 2.9 and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.9 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.9 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.10) shall be delivered by mail to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)    Proxy Access for Director Nominations.

(1)     Subject to the terms and conditions of these By-Laws and the Restated Certificate of Incorporation, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy (in addition to the persons nominated for election by the Board or any committee thereof) the name of a nominee for election to the Board submitted pursuant to this paragraph (C) of Section 2.9 (a “Stockholder Nominee”), and will include in its proxy statement information relating to the Stockholder Nominee (the “Required Information,” as defined below), if (i) the

Stockholder Nominee satisfies the eligibility requirements in this paragraph (C) of Section 2.9, (ii) the Stockholder Nominee is identified in a notice (the “Stockholder Notice”) that is timely and proper and delivered in accordance with this paragraph (C) of Section 2.9 by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (iii) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and (iv) the additional requirements of these By-Laws are met.

(2)    To qualify as an “Eligible Stockholder,” a stockholder or beneficial owner must (i) Own and have Owned, continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares of the Voting Stock as of the date of the Stockholder Notice (the “Required Shares”), and (ii) thereafter continue to own the Required Shares through such annual meeting of stockholders. For purposes of this paragraph (C) of Section 2.9, “Voting Stock” shall mean the capital stock of the Corporation generally entitled to vote in the election of directors. For purposes of satisfying the ownership requirements of this paragraph (C)(2) of Section 2.9, a group of no more than twenty (20) stockholders and/or beneficial owners may aggregate the shares of Voting Stock that each stockholder and/or beneficial owner has Owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders constituting an Eligible Stockholder under this paragraph (C) of Section 2.9. A group of funds that are (i) under common management and investment control, or (ii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this paragraph (C) of Section 2.9 must be satisfied by each such stockholder or beneficial owner, except that shares may be aggregated as specified in this paragraph (C)(2) of Section 2.9 and except as otherwise provided in this paragraph (C) of Section 2.9.

(3)     For purposes of this paragraph (C) of Section 2.9:

(i)     A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Voting Stock as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(ii)     A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii)     A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person (A) both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (B) holds the recalled shares through the annual meeting.

(4)     For purposes of this paragraph (C) of Section 2.9, the “Required Information” that the Corporation will include in its proxy statement is:

(i)     the information concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii)     if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five-hundred (500) words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this paragraph (C) of Section 2.9, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this paragraph (C) of Section 2.9 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(5)     Within the time period specified herein, the Stockholder Notice shall be delivered by a stockholder and shall set forth all information, representations and agreements required under paragraphs (A)(2)(a) and (A)(2)(c) of this Section 2.9 above (and for such purposes, references therein to “stockholder” and to the “beneficial owner,” if any, on whose behalf the nomination is made shall be deemed to refer to “Eligible Stockholder”), and in addition such Stockholder Notice shall include:

(i)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(ii)     a statement setting forth and certifying to the number of shares of Voting Stock the Eligible Stockholder Owns and has Owned (as defined in paragraph (C)(3) of this Section 2.9 of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to Own such shares through the annual meeting and stating whether it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting, which statement shall also be included in the Schedule 14N filed with the SEC,

(iii)     the written agreement of the Eligible Stockholder addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A)     it will provide (1) the information required under paragraph (A)(2) of this Section 2.9 as of the record date, (2) notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares as of the record date, and (3) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders,

(B)     it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this paragraph (C) of Section 2.9, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(C)     it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this paragraph (C) of Section 2.9, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in clause (iii) of paragraph (C)(7) of this Section 2.9 with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) promptly provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, and

(iv)     in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(6)     To be timely under this paragraph (C) of Section 2.9, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment, recess or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(7)     An Eligible Stockholder must:

(i)    within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this paragraph (C) of Section 2.9,

(ii)     include in the Schedule 14N filed with the SEC (A) the number of shares of Voting Stock Owned by the Eligible Stockholder and (B) a statement certifying that it Owns and has Owned the Required Shares in compliance with this paragraph (C) of Section 2.9,

(iii)     file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and

(iv)     as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the fifth sentence of paragraph (C)(2) of this Section 2.9.

The information provided pursuant to this paragraph (C)(7) of Section 2.9 shall be deemed part of the Stockholder Notice for purposes of this paragraph (C) of Section 2.9.

(8)    Within the time period and in the manner prescribed in paragraph (C)(6) of this Section 2.9 for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation, which shall be deemed part of the Stockholder Notice for purposes of this paragraph (C) of Section 2.9 and signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:
(i)    consents to being named in the Corporation's proxy statement and form of proxy as a nominee and to serving as a director if elected,

(ii)     is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, and

(iii)     is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with candidacy or service or action as a director that has not been disclosed to the Corporation.

The Stockholder Nominee must promptly provide to the Corporation prior to the date of the annual meeting such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this paragraph (C) of Section 2.9.

(9)     In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this paragraph (C) of Section 2.9.

(10)     Notwithstanding anything to the contrary contained in this paragraph (C) of Section 2.9, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)     the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this paragraph (C) of Section 2.9), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this paragraph (C) of Section 2.9) was not, when provided, true, correct and complete, or the requirements of this paragraph (C) of Section 2.9 have otherwise not been met,

(ii)     the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify either (1) as independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to the Corporation, or (2) as a “non-employee director” under Exchange Act Rule 16b-3 and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is a named subject of a pending civil fraud investigation or has been convicted of fraud in a civil proceeding, in each case, within the past ten (10) years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(iii)     the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in paragraph (A)(2) of this Section 2.9,

(iv)     the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Restated Certificate of Incorporation, these By-laws, any applicable law, rule, regulation or listing standard,

(v) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these By-laws, including but not limited to its obligations under this paragraph (C) of Section 2.9, or

(vi)    the conditions in the Restated Certificate are satisfied such that cumulative voting is available in the election of directors.

(11)     The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials pursuant to this paragraph (C) of Section 2.9 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this paragraph (C) of Section 2.9 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by: (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C) of Section 2.9 but who the Board of Directors decides to nominate as a Board nominee or whose name is withdrawn and (ii) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this paragraph (C) of Section 2.9 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this paragraph (C) of Section 2.9 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this paragraph (C) of Section 2.9), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(12)     Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this paragraph (C) of Section 2.9 for the next two annual meetings.

(13)     The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this paragraph (C) of Section 2.9 and to make any and all determinations necessary or advisable to apply this paragraph (C) of Section 2.9 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this paragraph (C) of Section 2.9 and has otherwise met the requirements of this paragraph (C) of Section 2.9, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this paragraph (C) of Section 2.9, and (iv) whether any and all requirements of this paragraph (C) of Section 2.9 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this paragraph (C) of Section 2.9, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This paragraph (C) of Section 2.9 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(D)    General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(a)(iv) of this Section 2.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposed pursuant to paragraph (A)(1) of this Section 2.9, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the

Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)    For purposes of this Section 2.9, (i) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, (ii) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, and (iii) the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals of any other business to be considered pursuant to Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation or these By-Laws.

2.10.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver by mail (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these By‑Laws, as applicable) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s candidacy or service or action as a director that has not been disclosed to the Corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors (including incumbent directors submitting the irrevocable resignation described in Section 2.6).

2.11.    The corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

2.12.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted for questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS

3.1.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The authorized number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

Any director may resign at any time by giving notice in writing or by electronic transmission to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective.

3.2.    The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the laws of Delaware or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

3.3.    Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next Annual Meeting of Stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE IV
MEETINGS OF THE BOARD

4.1.    The first meeting of the Board of Directors after the Annual Meeting of Stockholders may be held without notice, either immediately after said meeting of stockholders and at the place where it was held, or at such other time and place, whether within or without Delaware, as shall be fixed by the Board of Directors, or by the consent of all the directors.

4.2.    Regular meetings of the Board may be held without notice at such time and place, whether within or without Delaware, as shall from time to time be determined by the Board.

4.3.    Special meetings of the Board of Directors shall be called at the request in writing of the Chairman of the Board, the Chief Executive Officer or the President or a majority of directors then in office. If the Board designates a lead director, such director shall have authority to call special meetings of the Board. All such meetings may be held at any place, whether within or without Delaware. Notice of each such meeting shall be given to each director at least forty-eight (48) hours before the meeting. Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any given meeting need be given to any director who files a waiver of notice thereof with the Secretary, either before or after the meeting.

4.4.    A quorum for the transaction of business at meetings of the Board of Directors shall consist of the directors entitled to cast a majority of the votes of the directors then in office. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled. Except in cases in which the Restated Certificate of Incorporation, these By-Laws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board.

4.5.    Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-Laws shall constitute presence in person at such meeting.

Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee in accordance with applicable law.

ARTICLE V
COMMITTEES OF THE BOARD

5.1.    General.

(A)    The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as are designated in the resolution of the Board or set forth in these By-Laws to the fullest extent permitted by law.

(B)    Resignations of members of a committee shall be effective upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Any member of a committee may be removed at any time, with or without cause, by a majority vote of the Board.

(C)    Regular meetings of a committee may be held without notice at such time and place as shall from time to time be determined by the committee. Special meetings of a committee shall be called at the request of the Chairman of the committee or of any two members of the committee. Notice of each special meeting of a committee shall be given by the Secretary of the Corporation or by the directors or directors calling such meeting to each member of the committee. No such notice of any meeting need be given to any member of a committee who attends the meeting or who files a waiver of notice thereof with the Secretary, either before or after the meeting.

(D)    Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board, a provision in the rules of such committee or a provision in the By-Laws to the contrary, a majority of the entire number of members of such committee (not including any alternate members unless such alternate members are attending such meeting for members of the committee that are absent from such meeting) shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. If the Board has not designated alternate members of a committee, or if all such alternates are absent or disqualified from voting, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may in the absence or disqualification of any member of the committee unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

(E)    Each committee may designate a chairman of such committee by majority vote of the committee’s full membership, unless designation of a chairman is otherwise specified in these By-Laws or provided by resolution of the Board of Directors.

(F)    Each committee shall keep regular minutes of proceedings, copies of which shall be made available to each member of the Board of Directors.

5.2.    Executive Committee.

The Board of Directors may designate an Executive Committee. During the intervals between meetings of the Board, the Committee shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board of Directors from time to time. The Committee shall to the fullest extent permitted by law have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation while the Board is not in session, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

5.3.    Audit Committee.

The Board of Directors shall designate annually an Audit Committee consisting of not less than three directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation. The committee shall review with the independent accountants the Corporation’s financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the Corporation’s statements of account and in determining the soundness of the Corporation’s financial condition, and the committee shall report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the Corporation’s code of business conduct and ethics. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

5.4.    Compensation and Benefits Committee.

The Board of Directors shall designate annually a Compensation and Benefits Committee consisting of not less than two directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation. The committee shall administer the Corporation’s executive compensation plans and programs. In addition, the committee shall consider proposals with respect to the creation of and changes to executive compensation plans and will review appropriate criteria for establishing certain performance measures under applicable Corporation plans and programs. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

5.5.    Governance and Risk Committee.

The Board of Directors shall designate annually a Governance and Risk Committee consisting of not less than two directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation. The committee shall have responsibilities relating to corporate governance and criteria for Board selection. The committee shall develop and recommend to the Board a set of corporate governance principles or guidelines applicable to the Corporation, identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and consider any nominations submitted by the stockholders to the Secretary in accordance with these By-Laws, the Corporation’s corporate governance guidelines or applicable law. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

ARTICLE VI
COMPENSATION OF DIRECTORS

6.1.    Each director shall, in consideration of his serving as a director, be paid by the Corporation such reasonable compensation as shall be fixed from time to time by resolution of the Board of Directors or any duly authorized committee, together with travel, food, lodging and other expenses incurred in attending meetings of the Board, provided that no director who is also an employee of the Corporation shall be entitled to receive any compensation for his services as a director.

6.2.    Members of committees of the Board of Directors may receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors, provided that nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VII
OFFICERS

7.1.    General.

(A)    The officers of the Corporation shall consist of such of the following as the Board of Directors shall from time to time elect or appoint, or as the Chief Executive Officer may from time to time appoint pursuant to Section 7.2 of this Article VII: a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Group Vice President and one or more of whom may be designated Senior Vice President), a Secretary, a Treasurer, a Controller, and a General Counsel. The principal officers (except those who may be appointed by the Chief Executive Officer as provided in Section 7.2 of this Article VII), if determined by the Board of Directors, shall be elected each year at the first meeting of the Board of Directors after the annual meeting of the stockholders of the Corporation. Two or more offices may be held by the same person. Officers of the Corporation may simultaneously serve as officers of subsidiaries or divisions thereof. The Chairman of the Board shall be chosen by the directors from their own number and may be an officer of the Corporation as the Board may determine. The salaries of the principal officers of the Corporation shall be fixed by the Board or a committee of the Board.

(B)    The Board may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.

(C)    Any elected or appointed officer may resign at any time upon written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

(D)    Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an officer appointed pursuant to Section 7.2 of this Article VII, may be so removed by the Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of any officer shall not itself create contractual rights.

(E)    Unless he resigns, dies or is removed prior thereto, each officer of the Corporation shall hold office until his successor has been elected or appointed and has qualified.

7.2.    Chief Executive Officer.

(A)    The Board of Directors shall designate the Chief Executive Officer of the Corporation.

(B)    He shall preside at meetings of the stockholders or directors in the absence or disability of the Chairman of the Board, the Lead Director and the Vice Chairman, if any, or at their request. In such circumstances, he may exercise any of the other powers or perform any of the other duties of the Chairman of the Board.

(C)    All other officers of the Corporation shall be subordinate to the Chief Executive Officer and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

(D)    The Chief Executive Officer shall have authority to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, contracts or other documents and instruments, except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the Corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the Corporation. He shall have the power to appoint and remove any Senior Vice President, Vice President, Controller, Secretary or Treasurer of the Corporation; provided that officers subject to Section 16 of the Exchange Act, shall be elected by the Board. He shall also have the power to appoint and remove such associate or assistant officers of the Corporation with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee of the Board.

(E)    The Chief Executive Officer shall have such power and authority as is usual, customary and desirable to perform all the duties of the office (including, but not limited to, the approval of payments or arrangements made in connection with the Corporation’s debt, interest, tax, contractual, and regulatory obligations) necessary to, and consistent with, the businesses of the Corporation and its subsidiaries. The Chief Executive Officer (and other officers of the Corporation as delegated by the Chief Executive Officer or as authorized in these By-Laws) may delegate the foregoing authorization to other officers, employees, and agents of the Corporation by either written authorization (including powers of attorney) or otherwise, unless such authorization is expressly reserved for the Chairman of the Board, the Chief Executive Officer or other officer, as applicable.

7.3.    Chairman of the Board.

(A)    The Chairman of the Board shall preside at all meetings of the stockholders and of the directors.

(B)    He shall be a member and chairman of the Executive Committee.

(C)    He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

7.4.    Vice Chairman of the Board.

(A)    If the Board designates a Vice Chairman of the Board, he shall preside at meetings of the stockholders or directors in the absence or disability of the Chairman of the Board.

(B)    He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

7.5.    President.

The President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. Subject to the foregoing, the President shall have direct management responsibility for the general business and affairs of the Corporation, and over all subordinate officers, agents and employees of the Corporation, and he shall have such powers and perform such duties as may be incident to the office of president of a corporation, those duties assigned to him by other provisions of the By-Laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board, or Chief Executive Officer, including the power to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board, the Chairman of the Board or the Chief Executive Officer or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the Corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments.

7.6.    Chief Operating Officer.

If the Board designates a Chief Operating Officer, such officer shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. Subject to the foregoing, the Chief Operating Officer shall have direct management responsibility for the general business operations of the Corporation, and he shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him by other provisions of the By-Laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board, Chief Executive Officer or the President. Subject to delegations by the Chief Executive Officer pursuant to Section 7.2 of this Article VII, the Chief Operating Officer may sign or execute, in the name of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By‑Laws to some other officer or agent of the Corporation.

7.7.    Chief Financial Officer.

(A)    The Chief Financial Officer shall have responsibility for development and administration of the Corporation’s financial plans and all financial arrangements, its cash deposits and short-term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the Corporation’s internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these By-laws and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, or as may be provided by law.

(B)    He shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

7.8.    Executive Vice President.

If the Board designates one or more Executive Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer and shall be vested with all the powers and authorized to perform all the duties of the Chairman of the Board, the Vice Chairman of the Board and the President in the absence or disability of all of said officers. Each Executive Vice President shall have all the powers and duties granted and delegated to each Group Vice President, Senior Vice President and Vice President by these By-Laws.

7.9.    Group Vice President.

If the Board designates one or more Group Vice Presidents, such officer or officers shall have general direction of and supervision over such operating offices of the Corporation or over such departments of the Corporation and its subsidiaries as the Board of Directors or the Chief Executive Officer may prescribe. Each Group Vice President shall have all the powers and duties granted and delegated to each Vice President (other than the Executive Vice Presidents) by these By-Laws and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President and the Executive Vice Presidents, each Group Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.10.    General Counsel.

If the Board designates a General Counsel, the General Counsel shall be the principal legal officer of the Corporation. He shall have general direction of and supervision over the legal affairs of the Corporation and shall advise the Board of Directors and officers of the Corporation on all legal matters. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.11.    Senior Vice President.

If the Board designates one or more Senior Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, the Executive Vice Presidents and the Group Vice Presidents, each Senior Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.12.    Vice President.

Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, the Executive Vice Presidents, the Group Vice Presidents and the Senior Vice Presidents, each Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.13.    Secretary.

The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, when notice is required by these By-Laws. He shall have custody of the seal of the Corporation, and, when authorized by the Board of Directors, or when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President or any Vice President, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.14.    Assistant Secretary.

If the Board appoints one or more Assistant Secretaries, each Assistant Secretary shall be vested with all the powers and authorized to perform all the duties of the Secretary at the request of or in the absence or disability of the Secretary. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the request, absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer, or the Secretary.

7.15.    Treasurer.

(A)    The Treasurer shall have custody of the corporate funds and securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

(B)    He shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(C)    If required by the Board of Directors, he shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(D)    He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

7.16.    Assistant Treasurer.

If the Board appoints one or more Assistant Treasurers, each Assistant Treasurer shall be vested with all the powers and authorized to perform all the duties of the Treasurer at the request of or in the absence or disability of the Treasurer. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the request, absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

7.17.    Controller.

If determined by the Board of Directors, the Controller shall be the principal accounting officer of the Corporation. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost systems and procedures throughout the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Financial Officer or the Chief Executive Officer.

7.18.    Assistant Controller.

If the Board appoints one or more Assistant Controllers, each Assistant Controller shall be vested with all the powers and authorized to perform all duties of the Controller at the request of or in the absence or disability of the Controller. The performance of any act or the execution of any instrument by an Assistant Controller in any instance in which such performance or execution would customarily have been accomplished by the Controller shall constitute conclusive evidence of the request, absence or disability of the Controller. Each Assistant Controller shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Controller.

7.19.    Duties of Officers May be Delegated.

In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board, or the Chief Executive Officer with respect to officers appointed pursuant to Section 7.2, may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE VIII
POWERS OF EXECUTION

8.1.    All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board of Directors may from time to time designate. The signature of any such officer or other person may be a facsimile if so authorized by the Board of Directors.

8.2.    All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chief Executive Officer, by the President, by any Vice President, or by such other person or persons as the Board of Directors may from time to time designate, and shall be attested by the Secretary or an Assistant Secretary.

8.3.    All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chief Executive Officer, by the President, by any Vice President, or by such other person or persons as the Board of Directors or the Chief Executive Officer may from time to time designate.

8.4.    The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or by the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or securities of any other corporation or entity standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE IX
INDEMNIFICATION

9.1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, (i) is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “Covered Person”) or (ii) is or was an employee of the Corporation or, while an employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “Covered Employee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person or Covered Employee. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a Covered Person or a Covered Employee in connection with a proceeding (or part thereof) commenced by such Covered Person or Covered Employee only if the commencement of such proceeding (or part thereof) by the Covered Person or Covered Employee was authorized in the specific case by the Board of Directors.

9.2.    Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law advance the payment of expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise. The Corporation may, in its discretion, advance the payment of expenses (including attorneys’ fees) incurred by a Covered Employee in defending any proceeding in advance of its final disposition, provided however, that the Corporation may in its discretion require such payment of expenses in advance of the final disposition of the proceeding be made only upon receipt of an undertaking (on such terms of the Corporation may require) by the Covered Employee to repay all amounts advanced if it should be ultimately determined that the Covered Employee is not entitled to be indemnified under this Article IX or otherwise and/or upon such other terms and conditions, if any, as the Corporation deems appropriate.

9.3.    Claims. If a claim for indemnification following the final disposition of such proceeding by a Covered Person or advancement of expenses by a Covered Person under this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person or, in the case of advancement of expenses, a statement or statements requesting such amounts to be advanced, has been received by the Corporation, the Covered Person may thereupon (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

9.4.    Nonexclusivity of Rights. The rights conferred on any Covered Person or Covered Employee by this Article IX shall not be exclusive of any other rights which such Covered Person or Covered Employee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

9.5.    Other Sources. The Corporation’s obligation, if any, to indemnify any Covered Person or Covered Employee or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person or Covered Employee may collect as indemnification or such Covered Person may collect as advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.6.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person or Covered Employee in respect of any act or omission occurring prior to the time of such repeal or modification.

9.7.    Other Indemnification and Prepayment of Expenses. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons or Covered Employees when and as authorized by appropriate corporate action.

ARTICLE X
STOCK CERTIFICATES AND TRANSFER THEREOF

10.1.    Certificates of Stock; Uncertificated Shares.

Every holder of stock in the corporation shall be entitled to have a certificate; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of the Corporation represented by certificates shall be entitled to a certificate, signed by or in the name of the corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Board or the Chief Executive Officer shall determine the form of stock certificate of the Corporation.

10.2.    Transfers of Stock.

Transfer of shares of the capital stock of the Corporation shall be made only on the books (whether physically or electronically) of the Corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer (or, with respect to uncertificated shares, by delivery of duly executed instructions or any other manner permitted by applicable law); provided, however, that such succession, assignment, or transfer is not prohibited by the Restated Certificate of Incorporation, these By-Laws, applicable law, or contract. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

10.3.    Transfer Agents and Registrars.

The Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, may appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the Corporation, as may be required by and in accordance with applicable laws, rules and regulations. Except as otherwise provided by the Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, in respect of temporary certificates, no certificates for shares of capital stock of the Corporation shall be valid unless countersigned by a transfer agent and registered by one of such registrars.

10.4.    Additional Regulations.

The Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, may make such additional rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

10.5.    Lost, Stolen or Destroyed Certificates.

The Board, the Chairman of the Board, or the Chief Executive Officer may provide for the issuance of new certificates or uncertificated shares of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board or the Chief Executive Officer shall deem proper and prescribe.

10.6.    Registered Stockholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

ARTICLE XI
CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

11.1.    Checks, Drafts, Etc.; Loans.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board or the Executive Committee. No loans shall be contracted on behalf of the Corporation unless authorized by the Board or the Executive Committee. Such authority may be general or confined to specific circumstances. No loans shall be made by the Corporation to any officer unless specifically approved by the Board, and such loan would not violate any applicable laws.

11.2.    Deposits.

All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may select, or as may be selected by such other officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board; and for the purpose of such deposit, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the Corporation.

11.3.    Safe Deposit Boxes.

The Corporation may rent such safe deposit boxes, and may deposit therein such securities, documents and articles, as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may designate from time to time. Access to such safe deposit boxes shall be granted only (i) to any two of the following officers of the Corporation attending together: Chief Executive Officer, President, a Vice President, Secretary, Treasurer and Controller, or (ii) to any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer, attending together.

11.4.    Custodian Accounts.

Any or all of the securities owned by this Corporation may be deposited with such custodian or custodians as the Board of Directors may designate from time to time. The custodian shall not be authorized to negotiate such securities or to take any other action with respect thereto except upon written directions signed (i) by any two of the following officers of the Corporation: Chief Executive Officer, President, a Vice President, Secretary, Treasurer and Controller, or (ii) by any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer.

ARTICLE XII
MISCELLANEOUS

12.1.    Date for Determining Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

12.2.    Dividends.

(A)    Dividends upon the capital stock of the Corporation may be declared by the Board of Directors as provided by the laws of Delaware and the Restated Certificate of Incorporation.

(B)    Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

(C)    Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

12.3.    Seal.

The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

12.4.    Notices.

(A)    To Directors. Except as otherwise provided herein or permitted by applicable law, notices to directors may be given in person, by telephone, by personal delivery, mail, telegram, express courier service (including, without limitation, FedEx or UPS), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice.

(B)    To Stockholders. Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

12.5.    Amendments to By-Laws.

Except as otherwise provided by law, these By-Laws or the Restated Certificate of Incorporation, these By-Laws may be altered, amended or repealed (i) at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or (ii) by affirmative vote of a majority of the directors.

12.6.    Fiscal Year.

The fiscal year of the Corporation shall be the calendar year.

12.7.    Construction of Words.

All references and uses herein of the masculine pronouns “he”, “his” or “chairman” shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she”, “her” or “chairwoman.”